As filed with the Securities and Exchange Commission on January 28, 2010

Registration No. 333-74312

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-0813844
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(Address, including zip code, of Principal Executive Offices)

R.C. Willey Combined Retirement Investment Savings Plan

(Full Title of the Plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name, address, including zip code, and telephone

number, including area code, of Agent for Service)

Copy To:

Mary Ann Todd, Esq.

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE TO

POST-EFFECTIVE AMENDMENT NO. 1

On January 21, 2010, Berkshire Hathaway Inc. (the “Corporation”) effected a fifty-for-one stock split of the Corporation’s Class B Common Stock (the “Class B Stock”), pursuant to which each outstanding share of Class B Stock was subdivided into fifty (50) shares of Class B Stock (the “Stock Split”). Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registrant hereby amends its Registration Statement on Form S-8 (Registration No. 333-74312), filed on November 30, 2001, to reflect that, as a result of the Stock Split, the number of shares of Class B Stock registered for issuance under the R.C. Willey Combined Retirement Investment Savings Plan (the “Plan”) increased from 400 to 20,000. Such Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include such additional shares that may be issued from time to time pursuant to such Plan as the result of any future stock split, stock dividend or similar adjustment of the Corporation’s outstanding Class B Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Berkshire Hathaway Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on January 28, 2010.

BERKSHIRE HATHAWAY INC.

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-8, and any related registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement had been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WARREN E. BUFFETT	Chairman of the Board and Director (principal executive officer) of Berkshire Hathaway Inc.	January 28, 2010
Warren E. Buffett

/s/ MARC D. HAMBURG	Senior Vice President and Chief Financial Officer (principal financial officer) of Berkshire Hathaway Inc.	January 28, 2010
Marc D. Hamburg

/s/ DANIEL J. JAKSICH	Vice President and Controller (principal accounting officer) of Berkshire Hathaway Inc.	January 28, 2010
Daniel J. Jaksich

/s/ CHARLES T. MUNGER	Vice-Chairman of the Board and Director of Berkshire Hathaway Inc.	January 28, 2010
Charles T. Munger

/s/ STEPHEN B. BURKE	Director of Berkshire Hathaway Inc.	January 28, 2010
Stephen B. Burke

/s/ DAVID S. GOTTESMAN	Director of Berkshire Hathaway Inc.	January 28, 2010
David S. Gottesman

/S/ CHARLOTTE GUYMAN Charlotte Guyman	Director of Berkshire Hathaway Inc.	January 28, 2010

/s/ DONALD R. KEOUGH	Director of Berkshire Hathaway Inc.	January 28, 2010
Donald R. Keough

/s/ THOMAS S. MURPHY	Director of Berkshire Hathaway Inc.	January 28, 2010
Thomas S. Murphy

*	Director of Berkshire Hathaway Inc.	January 28, 2010
Ronald L. Olson

*	Director of Berkshire Hathaway Inc.	January 28, 2010
Walter Scott, Jr.

* By:	/S/ MARC D. HAMBURG
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).